UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2017

Date of Report (Date of earliest event reported)

QUALITY CARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37805	81-2898967
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

7315 Wisconsin Avenue, Suite 250-W

Bethesda, MD  20814

(Address of principal executive offices) (Zip Code)

(240)  223-4680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 5, 2017, Quality Care Properties, Inc. (“QCP” or the “Company”) announced that it entered into a forbearance agreement (the “Agreement”) with its principal tenant, HCR III Healthcare, LLC and its parent HCR ManorCare, Inc. (together, “HCR ManorCare”).  Among other things, the Agreement would require HCR ManorCare to make cash rent payments of $32 million for each of April, May and June of 2017, with a deferral of the additional $7.5 million per month otherwise due until the earlier of (i) July 5, 2017 and (ii) an early termination of the Agreement, with all deferred amounts becoming immediately due and payable upon an early termination.  The Agreement also requires HCR ManorCare to deliver its 2016 audited financial statements and auditor consent to QCP not later than April 10, 2017, which is expected to include a “going concern” exception for HCR ManorCare in the auditor opinion.

During the term of the Agreement, which will end on July 5, 2017, unless earlier terminated, QCP and HCR ManorCare intend to engage in good faith discussions concerning a long-term restructuring of the terms of the master lease, the guaranty of the master lease and certain other matters.  To facilitate the exploration of restructuring alternatives, QCP also agreed to provide HCR ManorCare with a temporary secured extension of credit of up to $7 million per month during each of April, May and June of 2017 (up to $21 million in the aggregate), which would be due and payable in full not later than December 31, 2017, subject to acceleration upon certain events.

The description of the Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

HCR ManorCare accounted for 94% of QCP’s total revenues during the year ended December 31, 2016. For additional information regarding the risks to QCP associated with HCR ManorCare, see “Risk Factors” included in QCP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is available on QCP’s website at www.qcpcorp.com and at www.sec.gov.

Item 7.01.  Regulation FD Disclosure.

On April 5, 2017, QCP issued a press release concerning the event set forth in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filings.

Safe Harbor Statement

Certain statements in this document that are not historical statements of fact may be deemed “forward-looking statements.” The Company intends to have its forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with those provisions. Forward-looking statements include, among other things, statements regarding our intent, belief or expectations. In particular, we note as a forward-looking statement our intention regarding good faith discussions with HCR ManorCare concerning a long-term restructuring of the terms of the master lease, the guaranty of the master lease and certain other matters.  No assurance can be given that we will reach agreement with respect to any of these matters. Forward-looking statements speak only as of the date of this document. Except as may be required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Forbearance Agreement, dated April 5, 2017, among Quality Care Properties, Inc., HCR III Healthcare, LLC and HCR ManorCare, Inc.
99.1	Press Release Issued by Quality Care Properties, Inc. on April 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 5, 2017

Quality Care Properties, Inc.

By:	/s/ C. Marc Richards
	Name:	C. Marc Richards
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Forbearance Agreement, dated April 5, 2017, among Quality Care Properties, Inc., HCR III Healthcare, LLC and HCR ManorCare, Inc.
99.1	Press Release Issued by Quality Care Properties, Inc. on April 5, 2017.